UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2009

Commission File Number: 333-142860

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E Shea Blvd., Suite 100 Phoenix, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(720) 204-1150
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On November 23, 2009, NACEL Energy Corporation (the Company or NACEL) entered into a definitive Securities Purchase Agreement for the issuance of a Senior Secured Convertible Note (the “Note”) and Warrants in a private placement with a single institutional investor which will result in gross proceeds to NACEL of $750,000. NACEL expects to use the proceeds for working capital purposes. The closing of this transaction occurred on November 24, 2009.

The original principal amount of the Note is $900,000, and the Note does not accrue any interest unless an event of default occurs, in which case the interest rate shall be 18% per annum. The Note is convertible by the holder at any time after closing into shares of NACEL’s common stock at an initial conversion price of $0.90. The Note amortizes over 12 months in 9 equal monthly installments beginning the 4th month and matures on December 1, 2010.  NACEL may pay each monthly installment amount due on the Note, at its option, in cash or, subject to the satisfaction of customary equity conditions, in shares of NACEL’s common stock.  If NACEL elects to make payment in shares of its commons stock, the number of shares issued by NACEL will be determined by dividing the installment amount being converted by the lower of (a) the conversion price then in effect or (b) 90% of the arithmetic average of the volume weighted average prices of NACEL’s common stock on each of the 20 consecutive trading days prior to the applicable installment due date, with such price being subject to a floor of $0.75. Upon an event of default under the Note, the holder has the right to require NACEL to redeem the Note at a 135% premium.

In accordance with the terms of a Security Agreement, NACEL’s obligations under the Note and the other transaction documents is secured by a first priority, perfected security interest in all of the assets of NACEL.  Additionally, in accordance with the terms of a Guaranty, each of NACEL’s subsidiaries guarantee the obligations of NACEL under the Note and the other transaction documents, and each such guarantee is secured by a first priority, perfected security interest in all of the assets of each such subsidiary

In the transaction, NACEL issued Series A Warrants to the investor, which will be exercisable for a period of 5 years for up to 1,250,000 shares of NACEL’s common stock, with an initial exercise price of $0.90.

NACEL also issued Series B Warrants that entitles the investor to purchase up to 1,000,000 shares of common stock (for an aggregate exercise price of $900,000) until the 1 year anniversary of the effective date of the registration statement to be filed by NACEL.  NACEL can require the investor to purchase all of the shares under the Series B Warrant upon satisfaction of certain customary conditions. Upon exercise of the Series B Warrants, the investor will be entitled to exercise the same proportion of the Series C Warrants to be issued to the investor.  The Series C Warrants are exercisable for a period of 5 years for up to 1,250,000 shares of NACEL’s common stock. The initial exercise price of both the Series B Warrant and the Series C Warrant is $0.90.  The conversion price of the Note, the exercise price of each of the Warrants and the number of warrant shares are all subject to adjustment (including full-ratchet) upon occurrence of certain events.

In accordance with the terms of the Note and the Warrants, the investor may not convert the Note or exercise a Warrant if after giving effect to such conversion or exercise, as the case may be, the investor would beneficially own greater than 4.9% of the outstanding shares of NACE’s common stock after giving effect to such conversion or exercise, as applicable.

Under the terms of the Note, NACEL has agree that it, and each of its subsidiaries, will not incur or allow to exist any indebtedness, other than the indebtedness evidenced the Note and Permitted Indebtedness.  Permitted Indebtedness is defined to include, among other things, existing unsecured indebtedness of NACEL provided that such existing indebtedness is subordinated to payment of the Note, other indebtedness of NACEL and its subsidiaries not to exceed an aggregate of $250,000 provided that such indebtedness is subordinated to payment of the Note, equipment leases and purchase money obligations not to exceed an aggregate of $150,000, and indebtedness incurred by a NACEL subsidiary for the specific purpose of development, construction and/or commission of a specific wind energy project (“Project Indebtedness”). Such Project Indebtedness shall be consented to and approved by the Note holder, which consent and approval shall not be unreasonably withheld, and can be secured only by the specific project without NACEL or any of its other subsidiaries being obligated on, or a guarantor of, the Project Indebtedness. The holder agrees to subordinate its security interest, if necessary, to approved Project Indebtedness.

Under the terms of a Registration Rights Agreement entered into in this transaction, NACEL is required to file, on or before December 31, 2009, a registration statement with the SEC covering the resale of the common stock issuable upon conversion of the Note and upon the exercise of the Warrants.  NACEL will pay all expenses incurred in connection with filing such registration statement.

NACEL is prohibited from issuing any equity or equity-linked securities until 120 trading days after the effective date of the Registration Statement, with several limited exceptions. However, this prohibition does not apply to the issuance and sale of securities by a NACEL subsidiary to a person that (a) is, itself or through its subsidiaries, an operating company in a business synergistic with NACEL’s business, (b) provides strategic benefits to the subsidiary’s wind project, and (c) is the lender of approved Permitted Indebtedness. In addition, for a period ending 2 years from the closing, the investor will have the right to participate in any capital raising transaction by NACEL.

In connection with the private placement, NACEL will pay to a placement agent a cash fee equal to 10% of the gross proceeds received by NACEL and the issuance of Series A Warrants, which will be exercisable for a period of 5 years, for up to 83,333 shares of NACEL’s common stock, with an initial exercise price of $0.90.

The securities sold in the private placement and the shares issuable upon the conversion of the Note and upon the exercise of the Warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from registration requirements. The Note and the Warrants, and the shares of NACEL’s common stock issuable upon conversion of the Note or exercise of the Warrants, were offered and sold in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D and Section 18(b)(4)(D) of the Securities Act and/or Section 4(6) of the Securities Act.

The description of, among other things, the terms of the Securities Purchase Agreement, the Note, the Warrants, the Registration Rights Agreement, the Security Agreement and the Guaranty, does not purport to be complete and is qualified in its entirety by reference to each of the subject transaction documents which are filed as Exhibits to this report and are incorporated herein by reference.

A copy of the press release announcing the signing of the Securities Purchase Agreement is attached hereto as an exhibit.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 3.02.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Senior Secured Convertible Note dated November 24, 2009
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
4.4	Form of Series C Warrant
10.1	Securities Purchase Agreement dated November 23, 2009 between NACEL Energy Corporation and the institutional investor.
10.2	Registration Rights Agreement
10.3	Security Agreement
10.4	Guaranty
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: November 27, 2009	By: /s/ Paul Turner
Paul Turner, Chief Executive Officer